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                       PRESS RELEASE DATED APRIL 15, 2002



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                                 *PRESS RELEASE*

Contact:
M. Kaye Townsend
102 South Court Street
Florence, Alabama  35631
(256) 718-4277

                  FIRST SOUTHERN BANCSHARES EXPECTS DE-LISTING
             OF ITS COMMON STOCK FROM THE NASDAQ NATIONAL MARKET(R)

        Florence, Alabama (April 15, 2002). First Southern Bancshares, Inc. (the "Company") (Nasdaq/NMS: FSTH), the holding company for First Southern Bank, announced today that it expects that its common stock will be de-listed from quotation on The Nasdaq National Market(R) in the near future. The Company expects to file with the Securities and Exchange Commission its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 no later than the close of business on April 16, 2002. The Company expects that the Form 10-KSB will include a disclaimer opinion by the Company's independent auditors on the Company's 2001 financial statements. Under Nasdaq Marketplace Rules, the issuance of a disclaimer opinion is grounds for de-listing and the Company expects to receive notice from The Nasdaq Stock Market(R) of the initiation of de-listing proceedings promptly following the filing of the Form 10-KSB. The Company's common stock also will be ineligible for quotation on The Nasdaq SmallCap Market(sm) and the OTC Bulletin Board(R) as a result of the issuance of the disclaimer opinion.

         First Southern Bank is headquartered in Florence, Alabama, and operates through its main/executive office in Florence and four other full-service offices located in Lauderdale and Colbert Counties in Northwest Alabama.

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES BECAUSE OF THE POSSIBILITY OF CHANGES IN UNDERLYING FACTORS AND ASSUMPTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS FOR A VARIETY OF FACTORS INCLUDING: THE ABILITY OF THE BANK TO COMPLY WITH THE REQUIREMENTS OF LAWS AND REGULATIONS AND REGULATORY AGREEMENTS APPLICABLE TO THE COMPANY AND FIRST SOUTHERN BANK; SHARP AND RAPID CHANGES IN INTEREST RATES; SIGNIFICANT CHANGES IN THE ECONOMIC SCENARIO FROM THE CURRENT ANTICIPATED SCENARIO WHICH COULD MATERIALLY CHANGE ANTICIPATED CREDIT QUALITY TRENDS AND THE ABILITY TO GENERATE LOANS; SIGNIFICANT DELAY IN OR INABILITY TO EXECUTE STRATEGIC INITIATIVES DESIGNED TO INCREASE CAPITAL, REDUCE NON-PERFORMING LOANS AND CLASSIFIED ASSETS, GROW REVENUES AND CONTROL EXPENSES; AND SIGNIFICANT CHANGES IN ACCOUNTING, TAX OR REGULATORY PRACTICES OR REQUIREMENTS. BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS PRESS RELEASE OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.